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                           ARTICLES OF INCORPORATION

                                      OF

                             iRV - KNOXVILLE, INC.



     The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Colorado Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I
                                     NAME

     The name of the Corporation is to be iRV - Knoxville, Inc.

                                  ARTICLE II
                              TERMS OF EXISTENCE

     The Corporation shall exist in perpetuity, from and after the date of filing this Certificate of Incorporation with the Secretary of State of the State of Colorado, unless sooner dissolved or disincorporated according to law.

                                  ARTICLE III
                          OBJECT, PURPOSES AND POWERS

     Section 1. General Objects and Purposes. To engage in any lawful activity as may from time to time be authorized by the Corporation's Board of Directors, which is not prohibited by law or by these Articles of Incorporation. To undertake such other activities as the Board of Directors may deem reasonable or necessary in the furtherance of the general or specific purposes and powers of the Corporation.

     Section 2. General Powers. Further, the Corporation shall have and may exercise all the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado and in addition may do everything necessary, suitable, proper for, or incident to, the accomplishment of any of these corporate purposes.

     Section 3. Specific Purposes and Powers. Subject to any specific written limitations or restrictions imposed by the Colorado Business Corporation Act or by other law, or by these Articles of Incorporation, and not in limitation of any of the statutory powers herein granted, the Corporation shall have the following purposes and exercise the following specific powers:

     a. To Deal in Real Property. To acquire, hold, own, improve, manage, operate, let as lessor, sell, convey or mortgage, or otherwise deal with, either alone or in conjunction with others, real estate of every right, title or interest, character and description whatsoever and wheresoever situated.

     b. To Deal in Personal Property, Generally. To acquire, hold, own, manage, operate, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, either alone or in conjunction with others, personal property and commodities of every right, title or interest, character and description whatsoever and wheresoever situated.

     c. To Enter into Profit Sharing Arrangements and Partnerships. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association, or cooperative association with any corporation, association, partnership, individual, or other legal entity for the carrying on of any business, the purpose of which is similar to the Purposes set forth in Section 1 of this Article, and to enter into any general or limited partnership, the purpose of which is similar to such Purposes.

     d. To Execute Guarantees. To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations created by any individual, partnership, association, corporation, or other entity, to the extent that such guaranty is made in pursuance to the Purposes set forth in Section 1 of this Article.

     e. To Borrow Funds. To borrow or raise monies for any of the Purposes of the Corporation set forth in Section 1 of this Article, and, from time to time, without limit as to amount, to execute, accept, endorse, and deliver as evidence of such borrowing, all kinds of securities, including, but without limiting the generality thereof, promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness; and to secure the payment and full performance of such securities by mortgage on, or pledge, conveyance or assignment in trust of, the whole, or any part of the assets of the Corporation.

     f. To Lend Funds. To lend money to individuals or other business entities and to charge interest for the same and to engage in the business, buying, loaning money upon, selling, transferring, assigning, discounting, borrowing money upon and pledging as collateral, and otherwise dealing as principal agent or broker in bills of lading, warehouse receipts, evidence of deposit and storage of personal property, bonds, stocks, promissory notes, commercial paper account, invoices, choses in action, interest in estates, contracts, mortgages on real or personal property, pledges of personal property and other evidence of indebtedness of persons, firms or corporations, and owning, holding or conveying such real estate as may be necessary in the operating of its business, and purchasing, acquiring and holding shares of stock in other corporations, domestic and foreign, and doing all things incidental thereto; to do a general brokerage business, to buy, sell and deal in all kinds of listed and unlisted stocks and bonds on commission; not for the purpose of carrying on the business of banking, insurance or the operation of railroads or the discounting of bills and notes, or the buying and selling of bills of exchange.

     Section 4. All the foregoing listed powers and/or purposes of the Corporation are both purposes and powers of the Corporation and shall be construed as such.

                                  ARTICLE IV
                                 CAPITAL STOCK

     Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred and fifty million (150,000,000) shares of which one hundred million (100,000,000) shares shall be designated common stock, having a par value of one tenth of one cent ($.001) each, and of which fifty million (50,000,000) shares shall be designated preferred stock of the Corporation, having a par value of one cent ($.01) each. All or any part of the common stock may be issued by the Corporation from time to time and for such consideration and on such terms as may be determined and fixed by the Board of Directors, without action of the stockholders, as provided by law, unless the Board of Directors deems it advisable to obtain the advice of the stockholders. Said stock may be issued for money, property, services or other lawful consideration, and when issued shall be issued as fully paid and non-assessable. The private property of stock holders shall not be liable for Corporation debts. Subject to the preferences, rights and restrictions which may be ascribed to the preferred stock of the Corporation by the Board of Directors, the preferences and relative participating optional or other special rights and qualifications, limitations or restrictions thereof of the common stock of the Corporation are as follows:

     a. Dividends. Dividends may be paid upon the common stock, as and when declared by the Board of Directors, out of funds of the Corporation legally available therefor.

     b. Payment on Liquidation. Upon any liquidation, dissolution and termination of the Corporation, and after payment or setting aside of any amount sufficient to provide for payment in full of all debts and liabilities of, and other claims against the Corporation, the assets shall be distributed pro rata to the holders of the common stock.

     c. Voting Rights. At any meeting of the stockholders of the Corporation each holder of Common Stock shall be entitled to one vote for each share outstanding in the name of such holder on the books of the Corporation on the date fixed for determination of voting rights.

          The stockholders, by vote or concurrence of a majority of the outstanding shares of the Corporation entitled to vote on the subject matter, may take any action which would otherwise require a two-thirds (2/3) vote under the Colorado Business Corporation Act.

     d. Cumulative Voting. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

     e. Pre-Emptive Rights. Unless otherwise determined by the Board of Directors, no stockholder of the Corporation shall have pre-emptive rights to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock for the scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

     f. Restrictions on Sale or Disposition. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the Corporation's shares.

     Section 2. The preferred stock of the Corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. All series shall be alike except that there may be variation as to the following: (1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed,
(3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, and (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.

                                   ARTICLE V
                          REGISTERED OFFICE AND AGENT

     The address of the initial registered office of the Corporation will be at 5373 North Union Boulevard, Suite 100, Colorado Springs, Colorado 80918. The name of the initial registered agent at such address is Bradley Smith.
The principal office of this Corporation and its principal place of business is the same address as that of the initial registered office. The Corporation may conduct part or all of its business in the County of El Paso, or the State of Colorado, or the United States, or of the world, and it may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

                                  ARTICLE VI
                                   DIRECTORS

     The business and affairs of this Corporation and the management thereof shall be vested in a Board of Directors consisting of not less than one (1) nor more than ten (10) members. Directors need not be stockholders of the Corporation. The persons, together with their addresses, who shall act as such directors for the first year of existence of this Corporation and until their successors shall be duly elected and qualified will be:

     Bradley Smith                      John Deufel
     5373 North Union Boulevard,        5373 North Union Boulevard,
     Suite 100                          Suite 100
     Colorado Springs, CO  80918        Colorado Springs, CO  80918

                              Windy Haddad
                              5373 North Union Boulevard,
                              Suite 100
                              Colorado Springs, CO  80918

     The number of directors may be increased from time to time, within the limits stated above, by action of the majority of the whole Board of Directors but the number of Directors may thereafter be decreased only by the stockholders of the Corporation at an annual or special meeting thereof.

                                  ARTICLE VII
                 RIGHTS OF DIRECTORS, OFFICERS AND MANAGEMENT
                         TO CONTRACT WITH CORPORATION

     No contract or other transaction between the Corporation and any other corporation whether or not a majority of the shares of capital stock of such other corporation is owned by this Corporation, and no act of this Corporation shall be in any way affected or invalidated by the fact that any of the directors, officers or other members of the management of this Corporation are pecuniarily or otherwise interested in or are directors, officers or members of management of such other corporation. Any director, officer or other member of management of this Corporation individually, or any firm of which such director, officer or member of management may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this Corporation or a majority thereof. Any director of this Corporation who is also a director, officer or member of management of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation that shall authorize such contract or transaction, and may vote at any such meeting to authorize such contract or transaction, with like force and effect as if he were not such director, officer or member of management of such other corporation or not so interested.

                                 ARTICLE VIII
                                 INCORPORATOR

     The name and address of the incorporator is:

                              Clifford L. Neuman, Esq.
                              Neuman & Drennen, LLC
                              Temple-Bowron House
                              1507 Pine Street
                              Boulder, Colorado 80302

                                  ARTICLE IX
                                INDEMNIFICATION

     The Corporation may and shall indemnify each director, officer and any employee or agent of the Corporation, his heirs, executors and administrators, against any and all expenses or liability reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party by reason of his being or having been a director, officer, employee or agent of the Corporation to the full extent required or permitted by the Colorado Business Corporation Act.

                                   ARTICLE X
                            CORPORATE OPPORTUNITIES

     The officers, directors and other members of management of this Corporation shall be subject to the Doctrine of Corporate Opportunities only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's Minutes. When such areas of interest are delineated, all such business opportunities within such areas or interests which come to the attention of the officers, directors and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and therefore any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this Doctrine shall not limit the rights of any officer, director or other member of this Corporation to continue a business existing prior to the time that such area of interest is designated by this Corporation, other than an officer, director or member of management, from any duty which he may have to the Corporation.

                                  ARTICLE XI
                              PARTIAL LIQUIDATION

     The Board of Directors may, from time to time, distribute to the Corporation's shareholders, in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or properties if (a) at the time the Corporation is solvent; (b) such distribution would not render the Corporation insolvent; (c) all cumulative dividends on all preferred or special classes of shares entitled to preferential dividends shall have been paid fully; (d) the distribution would not reduce the remaining net assets of the Corporation below the aggregate preferential amount payable in the amount of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation; (e) the distribution is not made out of capital surplus arising from unrealized depreciation of assets of re-evaluation of surplus; (f) the distribution is identified as a distribution in partial liquidation and the amount per share is disclosed to the shareholders receiving the same concurrently with the distribution thereof.

                                  ARTICLE XII
                             DIRECTORS' LIABILITY

          a. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Colorado as the same exists or may hereafter be amended.

          b. Any repeal or modification of the foregoing paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, the above-named incorporator has hereunto set his hand and seal this 20th day of January, 2000.



--------------------------------        --------------------------------
Bradley Smith, Registered Agent         Clifford L. Neuman, Incorporator



STATE OF COLORADO  )
                   ) ss.
COUNTY OF BOULDER  )

     I, Gini Goldstein, a Notary Public, hereby certify that on the 20th day of January, 2000, personally appeared before me Clifford L. Neuman, who, being by me first duly sworn, declared that he was the person who signed the foregoing document as the incorporator and that the statements therein contained are true.

     My commission expires: 10/10/2003


                                        ---------------------------------
                                        Notary Public